Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of August 30, 2020, by and between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule I hereto (each an “Investor”, and collectively, the “Investors”).

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, up to US$25,000,000 in shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms and conditions set forth in this Agreement and pursuant to a currently effective shelf registration statement on Form S-3 (Registration Number 333-222092) (the “Registration Statement”), as supplemented by the Prospectus Supplement (as defined below), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), by the United States Securities and Exchange Commission (the “SEC”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.     Definitions. As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to in this Section 1:

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Court Order” means any judgment, order, award, or decree of any foreign, federal, state, local or other court or administrative or regulatory body and any award in any arbitration proceeding.

“Encumbrance” means any lien (statutory or other), encumbrance, claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

“Exempted Securities” means (i) Common Stock (or options or other rights to acquire Common Stock or securities convertible or exchangeable into or exercisable for Common Stock) issued by reason of a dividend, stock split, split-up or other distribution of Common Stock; (ii) Common Stock (or options or other rights to acquire Common Stock or securities convertible or exchangeable into or exercisable for Common Stock) issued to employees or directors of, or consultants or advisors to the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement; (iii) Common Stock (or options or other rights to acquire Common Stock or securities convertible or exchangeable into or exercisable for Common Stock) issued to equipment lessors, or to real property lessors, equipment leasing or real property leasing transaction ; (iv) Common Stock (or options or other rights to acquire Common Stock or securities convertible or exchangeable into or exercisable for Common Stock) issued in connection with sponsored research, collaboration, technology license, development, manufacturing, supply, distribution, marketing or other similar commercial agreements or strategic partnerships, including, without limitation, in connection with the contemplated commercialization partnership with Jubilant Radiopharma.

“Governmental Body” means any foreign, federal, state, local or other government, governmental, statutory or administrative authority or regulatory body, self-regulatory organization or any court, tribunal or judicial or arbitral body.

“New Securities” means, collectively, equity securities of the Company (including Common Stock), whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. For the avoidance of doubt, New Securities shall not include any Exempted Securities.

“Person” means any individual, partnership, corporation, limited liability company, association, joint venture, joint-stock company, trust, unincorporated organization, Governmental Body, or other entity.

“Requirements of Law” means any applicable foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances, Court Orders and requirements enacted, adopted, issued or promulgated by any Governmental Body or common law or any applicable consent decree or settlement agreement entered into with any Governmental Body.

“SEC Reports” means, collectively, all reports of the Company required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof. The term “SEC Reports” shall not include any proxy statement (or amendment or supplement thereto) filed or prepared by the Company.

2.     Purchases of Common Stock.

(a)     Subject to the terms and conditions hereof, the Investors hereby irrevocably subscribe for the purchase of an aggregate of up to $25,000,000 in Securities, which are issuable and payable as described in Section 4.

(b)     Notwithstanding anything herein to the contrary, no Investor shall have any obligation to purchase any shares of Common Stock under this Agreement if such shares proposed to be purchased, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by such Investor and its Affiliates would result in the beneficial ownership by such Investor and its Affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock.

3.     Use of Proceeds. The Company intends to use the net proceeds received from the sale of the Securities or otherwise pursuant to this Agreement for general working capital purposes, including, without limitation, on product development and commercialization, development of intellectual property, purchases of inventory, sales and marketing, repayment of principal and interest on outstanding indebtedness, and other operating expenses.

4.     Closings.

(a)     Initial Closing. The initial closings of the sale and purchase of the Securities (collectively, the “Initial Closing”) shall occur within forty-five (45) business days after the date on which the Company’s application to the NYSE American for the listing of the Securities for trading thereon is approved by the NYSE American. At the Initial Closing, the Investors shall purchase, and the Company shall sell and issue, an aggregate of 1,000,000 shares of Common Stock at a purchase price of $5.00 per share, as set forth on Schedule I attached hereto.

(b)     Subsequent Closings. Subsequent closings of the sale and purchase of the Securities (each a “Subsequent Closing”, and together with the Initial Closing, a “Closing”) shall occur from time to time after the Initial Closing on such dates and times as agreed upon by the parties hereto, but in any event no later than ninety (90) business days after the Initial Closing (the “Closing Time”); provided that the closing price of the Common Stock on the NYSE American exchange shall have closed at or above $5.00 for five consecutive trading days. The Investors shall purchase the Securities at such Subsequent Closing at a price per share equal to market value within the meaning of Section 713 of the NYSE American Company Guide (the “Subsequent Purchase Price”); provided that in no event shall the Investors be obligated to purchase Securities at a Subsequent Closing at a price greater than $5.75 per share. Schedule I shall be updated to reflect the number of additional Securities purchased by Investors at each such Subsequent Closing and the Investors purchasing such additional Securities.

(c)     Payment for Securities. At each Closing, each Investor shall pay to the Company an amount equal to their respective Subsequent Purchase Price payable as full payment for the Securities issuable at the Closing via wire transfer of immediately available funds in accordance with the wiring instructions attached hereto as Appendix A or as otherwise designated by the Company, by check payable to the Company, or by any combination of such methods.

5.     Representations and Warranties of the Company. As of the date hereof and as of the Closing Time, the Company represents and warrants that:

(a)     Organization. The Company is duly incorporated or formed and validly existing and in good standing under the law of its jurisdiction of incorporation or formation. The Company is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to be so qualified or licensed, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations, or prospects of the Company (a “Material Adverse Effect”).

(b)     Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)     No Violation; Consents and Approvals. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of any of the transactions contemplated hereby and compliance by the Company with the terms, conditions and provisions hereof (including the offer and sale of the Securities by the Company) will not conflict with, violate, result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of the Company under (i) the certificate of incorporation or certificate of formation or the by-laws, each as applicable, of the Company, (ii) any note, instrument, agreement, contract, mortgage, lease, license, franchise, guarantee, permit or other authorization, right, restriction or obligation to which the Company is a party or any of their respective assets or properties is subject or by which the Company is bound, (iii) any Court Order to which the Company is a party or any of their respective assets or properties is subject or by which the Company is bound, or (iv) any Requirements of Law applicable to the Company or any of their respective assets or properties, other than (A) the filing with the SEC of the Prospectus Supplement, and (B) application to the NYSE American for the listing of the Securities for trading thereon in the time and manner required thereby.

(d)     Capitalization. The Securities will be duly authorized, and when issued in accordance with this Agreement, (i) will be validly issued, fully paid and non-assessable and will be free and clear of any Encumbrances (other than, with respect to the Investors, any Encumbrances created by or through the Investors and restrictions on transfer imposed by the Securities Act (if any), and applicable “blue sky” or other similar laws of the Investors’ state of residence (if any) (referred to as the “State Securities Laws”)) and the Investors will have good title thereto and (ii) will not have been issued in violation of any preemptive or subscription rights and will not result in the anti-dilution provisions of any security of the Company becoming applicable.

(e)     Compliance with Laws. Except as may otherwise be described in the SEC Reports, the Company is in compliance with all laws and regulatory requirements to which it is subject, including U.S. sanctions laws and the Foreign Corrupt Practices Act, 15 U.S.C. §78 et seq., as it may be amended from time to time, except for such non-compliance that (A) could not reasonably be expected to have a Material Adverse Effect or (B) occurs as a result of any proceedings or investigations relating to any matter described in the SEC Reports.

(f)     No Restrictions on Common Stock. Except as described in the SEC Reports, (i) No Person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no Person has any purchase option, call option, preemptive rights, resale rights, subscription rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company.

(g)     Investment Company; Passive Foreign Investment Company. The Company is not and, after giving effect to the offer and sale of the Securities will not be an “investment company,” required to register under the Investment Company Act of 1940, as amended. The Company does not believe that it is a “passive foreign investment company” as such term is defined in the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder (the “Code”).

(h)     Compliance with SEC Filings.

(i)     The Company has filed all SEC Reports required to be filed by it with the SEC for the twelve months preceding the date hereof. As of their respective dates or, if amended, as of the date of such amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act, Exchange Act and the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder, and none of the SEC Reports included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(ii)     The audited consolidated financial statements and unaudited consolidated financial statements (including all related notes and schedules) of the Company included in the SEC Reports complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to the Company), and were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as otherwise disclosed in the Company SEC Documents.

(i)     Registration and Listing of Common Stock. The class of Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act. The Common Stock is listed on the NYSE American, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE American. As of the date of this Agreement, except as disclosed in the SEC Reports, the Company has not received any notification that, and has no knowledge that, the SEC is contemplating terminating the Company’s registration under Section 12(g) of the Exchange Act.

(j)     Registration Statement. The sale of the Common Stock is being made pursuant to the Registration Statement, which was originally filed by the Company with the SEC on December 15, 2017 and declared effective by the SEC on December 27, 2017 (the “Registration Statement”), and a prospectus supplement to the Registration Statement, to be filed with the SEC (the “Prospectus Supplement”). The Registration Statement, as supplemented by the Prospectus Supplement, is true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.     Representations and Warranties of the Investors. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Investors represents and warrants, severally and not jointly, as of the date hereof and as of Closing Time, as follows:

(a)     Authorization. Each Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with the terms hereof. If such Investor is an entity, the execution and delivery of this Agreement by such Investor and the consummation by it of the transactions contemplated hereby do not conflict with its certificate of incorporation, articles of organization, or operating agreement or similar documents, and do not require further consent or authorization by such Investor, its board of directors, stockholders, partners, managers and/or its members. This Agreement has been, and at or prior to the Closing will have been, duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b)     No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign government or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, or other non-governmental regulatory authority (including any national securities exchange), is required in connection with the execution, delivery and performance of this Agreement by each Investor or the consummation by such Investor of the transactions contemplated hereby, except for such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect.

(c)     No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the termination of, or in the creation or imposition of a lien, charge or Encumbrance on any property or assets of such Investor pursuant to) (i) the organizational or other governing documents of such Investor, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Investor is a party or by which such Investor or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including any national securities exchange) or (v) any Court Order applicable to such Investor or any of its properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not individually or in the aggregate, materially and adversely affect such Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated herein on a timely basis.

(d)     Accredited Investor.

(i)     Such Investor is acquiring the Securities to be issued under this Agreement to Investor for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of investment, and not with the view to the public resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the U.S. federal securities laws or any applicable State Securities Laws. Investor is purchasing and holding any purchased Securities for its own account and is not party to any co-investment, joint venture, partnership or other understandings or arrangements with any other party relating to the Securities or any other transactions contemplated hereunder.

(ii)     Such Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended.

(iii)     Such Investor acknowledges that it has completed the Investor Questionnaire contained in Appendix B and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the Closing Time. Any information that has been furnished or that will be furnished by Investor to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(iv)     Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company, and has so evaluated the merits and risks of such investment, and understands that it may be required to bear the risks thereof. Such Investor has previously invested in securities similar to the Securities and fully understands the limitations on transfer and restrictions on sales of the Securities. Investor represents that it is able to bear the economic risk of its investment in the Securities and is able to afford the complete loss of any such investment.

(v)     Such Investor has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent, or advisable in order for such Investor to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement.

(vi)     Such Investor has reviewed the SEC Reports and is familiar with the business and financial condition and operations of the Company. Such Investor has had an opportunity to discuss the terms and conditions of the offering of the Securities with the Company’s management to enable it to evaluate the transactions contemplated by this Agreement and to make an informed investment decision concerning the Securities, and such Investor has had the opportunity to obtain and review information reasonably requested by such Investor.

(vii)     Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Investor’s knowledge, any other general solicitation or general advertisement. Neither the Investor nor its Affiliates or any person acting on its or any of their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities.

(viii)     Such Investor has sufficient cash on hand or other immediately available funds to pay the applicable Initial Purchase Price and/or Subsequent Purchase Price, as the case may be, and otherwise satisfy its obligations in connection with this Agreement and the transactions contemplated hereby.

(ix)     Such Investor is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act and disclosed in writing in reasonable detail to the Company.

(e)     No Broker’s Fees. No brokerage or finder’s fees or commissions are or will be payable by the Investor or any of its Affiliates or subsidiaries (if applicable) to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the issuance of the Securities, and the Investor has not taken any action that could cause the Company to be liable for any such fees or commissions.

(f)     Advisors. Such Investor acknowledges that, prior to entering into this Agreement, it was advised by Persons deemed appropriate by Investor concerning this Agreement and the transactions contemplated hereunder and conducted its own due diligence investigation and made its own investment decision with respect to this Agreement, the transactions contemplated hereunder and the purchase of the Securities.

(g)     Arm’s Length Transaction. Such Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby. Additionally, without derogating from or limiting the representations and warranties of the Company, Investor (i) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice; (ii) has consulted with its own advisors concerning such matters; and (iii) shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.

(h)     No Further Reliance. Such Investor acknowledges that it is not relying upon any representation or warranty made by the Company that is not set forth in this Agreement or in the Company’s public filings. Investor confirms that the Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities; (ii) made any representation to the Investors regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations, except as set forth herein; or (iii) the likelihood or ability of the Company to remain in compliance with the continued listing requirements of the NYSE American exchange or continue trading on a national securities exchange. The Investor confirms that (A) it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Company, and the terms of the Securities, and has access to such financial and other information regarding the Company, in each case that the Investors considers sufficient for purposes of the purchase of the Securities; (B) at a reasonable time prior to its purchase of the Securities, it had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify any information furnished to the Investors or to which the Investors had access; and (C) it has not received any offering memorandum or offering document in connection with the offering of the Securities.

(i)     No ERISA Plans.  Either (a) The Investor is not purchasing or holding Securities (or any interest in Securities) with the assets of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing by reason of such plan’s, account’s or arrangement’s investment in such entity, or (iv) a governmental, church, non-U.S. or other plan that is subject to any similar laws; or (b) the purchase and holding of such Securities by the Investors, throughout the period that it holds such Securities, and the disposition of such Securities or an interest therein will not constitute (x) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (y) a breach of fiduciary duty under ERISA or (z) a similar violation under any applicable similar laws.

7.     Additional Agreements.

(a)     Short Selling Acknowledgement and Agreement. The Investors understand and acknowledge that the SEC currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act and of Securities Act Compliance Disclosure Interpretation 239.10. The Investors agree that they will abide by such interpretation and will not engage in any Short Sales that result in the disposition of the Securities acquired hereunder by such Investors until such time as a resale registration statement is declared or deemed effective by the SEC or such Securities are no longer subject to any restrictions on resale. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(b)     Participation Rights.

(i)     Subject to the terms and conditions of this Section 7(b) and applicable federal and state securities laws and regulations, if the Company proposes to offer or sell any New Securities (other than Exempted Securities) during the term of this Agreement and for a period of 90 business days following the termination, pursuant to its terms as set forth in Section 4 or the Company's right of termination set forth in Section 10. The Company shall provide written notice thereof (an “Offer Notice”) to the Investors, which notice shall include a description of the New Securities, the number of New Securities proposed to be sold, the price and material terms, if any, upon which the Company proposes to offer or sell such New Securities, and the proposed date for the closing of the sale and purchase of such New Securities. An Investor may elect, by written notice to the Company given within three (3) business days after the date of the Offer Notice, to purchase, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals such Investor’s aggregate amounts paid through the Offer Notice date for Common Stock under this Agreement. The failure of an Investor to deliver such written notice within such time period shall be deemed an election by such Investor not to exercise its purchase rights with respect to such Offer Notice.

(ii)     Notwithstanding the terms set forth in this Section 7(b), if the board of directors of the Company determines in good faith that the Company must issue New Securities on an expedited basis without prior compliance with the terms of this Section 7(b) in order to avoid material harm to the Company (an “Expedited Issuance”), then, subject to compliance with the terms of the immediately following sentence, the Company may effect and consummate such Expedited Issuance without complying with the terms set forth in this Section 7(b) and shall not be deemed to be in breach of this Section 7(b) as a result thereof; provided that as promptly as practicable following the consummation of such Expedited Issuance, the Company and the Investors shall comply with the terms of this Section 7(b) in respect of the New Securities issued in such Expedited Issuance such that the Investors shall have the opportunity to participate in such Expedited Issuance of New Securities and be put in the same place (including in respect of the percentage ownership of the equity securities of the Company) they would have been had such Expedited Issuance been effected in accordance with the terms of this Section 7(b).

(iii)     The provisions of this Section 7(b) shall (A) not apply to the issuance of Exempted Securities and (B) terminate and be of no further force or effect on the date that is ninety (90) business days after the expiration or termination or, if earlier, upon termination of this Agreement pursuant to Section 10.

8.     Conditions to Obligations of the Company. The obligation of the Company to sell and issue the Securities to the Investors at the Closing Time is subject to the fulfillment on or before the Closing Time of the following conditions, any of which may be waived (in whole or in part) by the Company in its sole discretion:

(a)     No Injunction. As of the Closing Time, no Governmental Body nor any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement, nor to the Company’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

(b)     Purchase Price Paid. Each Investor shall have paid its Initial Purchase Price and/or Subsequent Purchase Price, as the case may be, as set forth on Schedule I to the Company, pursuant to the requirements of this Agreement.

(c)     Covenants and Agreements. The Investors shall have performed and complied with the covenants and agreements required to be performed or complied with by the Investors hereunder on or prior to the Closing Time.

(d)     Representations and Warranties. The representations and the warranties of the Investors contained in this Agreement shall be true and correct in all material respects as of the Closing Time, with the same effect as though such representations and warranties had been made on and as of such date.

9.     Conditions to Obligations of the Investors. The obligation of the Investors to pay the Company the Initial Purchase Price and/or Subsequent Purchase Price(s), as the case may be, as set forth on Schedule I in respect of the Securities to be issued under this Agreement to the Investors is subject to the fulfillment of, or, to the extent permitted by law, waiver by, the Investors prior to the Closing Time, as the case may be, each of the following conditions:

(a)     Covenants and Agreements. The Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it hereunder on or prior to the Closing Time, as applicable.

(b)     Representations and Warranties. The representations and the warranties of the Company contained in this Agreement shall be true and correct in all material respects as of each applicable Closing Time, with the same effect as though such representations and warranties had been made on and as of such date, and with respect to any additional representations and warranties made as of an applicable date, such representations and warranties shall be true and correct only as of such date.

(c)     Prospectus Supplement. The Company shall have prepared and filed with the Prospectus Supplement containing certain supplemental information regarding the Securities and the terms of the offering contemplated herein.

10.     Termination. Company shall have the right to terminate this Agreement upon written notice to the Investors if (a) the Initial Closing has not occurred within ninety (90) days after the date hereof or (b) if the Investors have not purchased an aggregate of $25,000,000 in Securities as of the date that is ninety (90) business days after the Initial Closing.

11.     Miscellaneous.

(a)     Survival of Obligations. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive (i) the acceptance of the Subscriptions by the Company and a Closing Time and (ii) the death or disability of the Investors.

(b)     Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) when delivered by electronic mail (so long as notification of a failure to deliver such electronic mail is not received by the sending party), (iii) if transmitted by electronic mail when confirmation of transmission is received by the sending party, (iv) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (v) if sent by reputable overnight courier when received; and shall be addressed to the Investors as set forth on its respective signature pages and if or to the Company as follows:

If to the Company:	Navidea Biopharmaceuticals, Inc. 4995 Bradenton Avenue Suite 240 Dublin, Ohio 43017 Attention: Jed A. Latkin, Chief Executive Officer Email: jlatkin@navidea.com
with a copy to:	Thompson Hine LLP 335 Madison Avenue 12th Floor New York, New York 10017-4611 Attention: Faith L. Charles Email: Faith.Charles@ThompsonHine.com

If to an Investor:	to the address set forth opposite such Investor’s name on Schedule A hereto
with a copy to:	Jonathan D. Leinwand, P.A. 18851 NE 29th Avenue, Suite 1011 Aventura, Florida 33180 Tel.: 954-903-7856 Fax: 954-252-4265 jonathan@jdlpa.com

Any party hereto may, from time to time, change its address, e-mail address or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

(c)     Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.

(d)     Amendments. Except as set forth in Section 4(b) of this Agreement related to updating Schedule I to reflect the Securities purchased at Subsequent Closings, this Agreement shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto.

(e)     Expenses. The Investors shall be responsible for its own costs and expenses in connection herewith, including the fees and expenses, if any, of its advisors and its counsel.

(f)     Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure or delay of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(g)     Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(h)     Assignment; Successors and Assigns. Neither this Agreement nor any of the rights and obligations of any party hereunder may be assigned, delegated or otherwise transferred by any Investor hereto without the prior written consent of the Company and the other Investors, or by the Company without the prior written consent of the Investors. No such assignment, delegation or other transfer shall relieve the assignor of any of its obligations or liabilities hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing in this Section 11(h), the parties acknowledge and agree that, if the Company has provided its prior written consent, which shall not be unreasonably denied, conditioned, or delayed, the Investor signing this Agreement may assign, delegate, transfer or otherwise offer for participation to one or more of its affiliates or non-affiliate investment fund that is an accredited investor, some or all of its rights and obligations in Subsequent Closings, as well as its rights and obligations with respect to future participations pursuant to Section 7(b) hereunder, and in any such events, the Company agrees to promptly provide its written consent therefor and to execute and deliver any and all legal instruments and perform any and all acts which are or may become necessary to effectuate the foregoing.

(i)     No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any third Person, other than the parties and their respective successors and assigns permitted by Section 11(h), any right, remedy or claim under or by reason of this Agreement.

(j)     Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without regard to its conflict of laws principles.

(k)     Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the state district courts of the State of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in New York or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Investors may otherwise have to bring any action or proceeding relating to this Agreement against the Company and its subsidiaries or their respective properties in the courts of any jurisdiction or any right that the Company may otherwise have to bring any action or proceeding relating to this Agreement against the Investors or its properties in the courts of any jurisdiction. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court referred to in the first sentence of this Section 11(k) and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(l)     Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(m)     Public Announcements. The Investors shall not make any public announcements or otherwise communicate with the news media with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company. The Company and the Investors agree that the Company may issue a press release announcing the Securities offering and disclosing all material terms and conditions of such offering. Notwithstanding the forgoing, the Investors may make or cause to be made any press release or similar public announcement or communication as may be required to comply with (i) the requirements of applicable law, including the Exchange Act or (ii) its disclosure obligations or practices with respect to its investors; provided that prior to making any such disclosure under this clause (ii), the Investors shall provide a copy of such proposed disclosure to the Company and shall only publicly make such disclosure with the consent of the Company, which consent shall not be unreasonably withheld or delayed, if the Company has not previously made a public announcement of the transactions contemplated hereby.

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(n)     Entire Agreement. This Agreement and the Appendices, and the documents delivered pursuant hereto and thereto constitute the entire agreement and understanding among the parties with respect to the subject matter contained herein or therein, and supersede any and all prior agreements, negotiations, discussions, understandings, term sheets or letters of intent between or among any of the parties with respect to such subject matter.

(o)     Interpretation.

In this Agreement, unless the context clearly indicates otherwise:

(i)     words used in the singular include the plural and words in the plural include the singular;

(ii)     reference to any gender includes the other gender;

(iii)      the word “including” (and with correlative meaning “include”) means “including but not limited to” or “including without limitation”;

(iv)     reference to any Section or Appendix means such Section of, or such Appendix to, this Agreement, as the case may be, and reference in any Section or definition to any clause means such clause of such Section or definition;

(v)     the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vi)     reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(vii)     reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(viii)     relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(ix)     the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

(p)     This Agreement was negotiated by the parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall apply to any construction or interpretation hereof. Subject to Section 11(g), this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof.

[SIGNATURE PAGES FOLLOW]

3

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective as of the first date written above.

INVESTOR:

(Name of entity, if applicable)

By:

Name:
(Print)

Title:
(Print, if applicable)

Address:

Taxpayer ID Number:

Email Address:

[Signature Page to Stock Purchase Agreement]

INVESTOR (cont’d):

(Name of entity, if applicable)

By:

Name:
(Print)

Title:
(Print, if applicable)

Address:

Taxpayer ID Number:

Email Address:

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the first date written above.

NAVIDEA BIOPHARMACEUTICALS, INC.

By:
Name: Jed A. Latkin
Title: Chief Executive Officer, Chief Financial
Officer and Chief Operating Officer

[Signature Page to Stock Purchase Agreement]

SCHEDULE I

INVESTORS

Investor	Number of Securities to be Acquired	Aggregate Purchase Price to be Paid	Address
Mastiff Group LLC	995,000	$4,975,000	18851 NE 29 Ave., Suite 1011 Aventura, FL 33180
John K. Scott	5,000	$25,000	5251 DTC Pkwy, Suite 285 Greenwood Village, CO 80111

TOTALS:	1,000,000	$5,000,000

APPENDIX A

WIRE INSTRUCTIONS

APPENDIX B

INVESTOR QUESTIONNAIRE

Name of Investor:

Address of residence / principal place of business:

With respect to a potential investment in Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), the undersigned represents and warrants that he qualifies as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D or a non-“U.S. Person” as that term is defined in Rule 902(k) promulgated under the Securities Act of 1933, as amended (the “Act”), because (please check the box that applies):

☐

He/she is a natural person whose individual net worth, or joint net worth with his/her spouse, at the time of his/her purchase of securities of the Company, exceeds $1,000,000, excluding the value of his/her primary residence; or

☐

He/she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or had a joint income with his/her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

☐	He/she is a director, executive officer or general partner of the Company or a director, executive officer or general partner of a general partner of the Company; or

☐

It is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership that was not formed for the specific purpose of acquiring the securities of the Company being offered in this offering, with total assets in excess of $5,000,000; or

☐	It is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

☐	It is a “bank” as defined in Section 3(a)(2) of the Act; or

☐	It is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

☐	It is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; or

☐	It is an “insurance company” as defined in Section 2(a)(13) of the Act; or

☐	It is an investment company registered under the Investment Company Act of 1940; or

☐	It is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

☐	It is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958; or

☐

It is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or

☐

It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is one of the following:

☐	A bank;

☐	A savings and loan association;

☐	An insurance company; or

☐	A registered investment adviser; or

☐	It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000; or

☐

It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors; or

☐

It is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Company in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

☐	It is an entity in which all of the equity owners are accredited investors.

☐

It is not (i) a natural person resident in the United States; (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a U.S. person; (iv) a trust of which any trustee is a U.S. person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or (viii) a partnership or corporation organized or incorporated under the laws of any foreign jurisdiction; but not formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts.

☐

It is a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States.

☐

It is an estate of which any professional fiduciary acting as executor or administrator is a U.S. person but: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law.

☐

It is a trust of which any professional fiduciary acting as trustee is a U.S. person, but a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

☐	It is an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country.

☐

It is an agency or branch of a U.S. person located outside the United States but (A) the agency or branch operates for valid business reasons; and (B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

Date: ______________________, 2020

INVESTOR:

(Name of entity, if applicable)

By:

Name:
(Print)

Title:
(Print, if applicable)